QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-147129 on Form S-4 of Forest Oil Corporation of our report dated February 28, 2007, relating to the financial statements of The Houston Exploration Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share Based Payment" on January 1, 2006, and SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" on December 31, 2006), appearing in the Current Report on Form 8-K/A filed on October 29, 2007 by Forest Oil Corporation and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
December 12, 2007

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM